Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

i-80 Gold Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Unallocated (Universal Shelf)	Common Shares, Debt Securities, Warrants, Subscription Receipts, Rights and Units	457(o)	(1)	(1)	$50,000,000	0.0001531	$7,655

Fees Previously Paid	—	—	—	—	—	—		—

	Total Offering Amounts					$50,000,000		$7,655

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$7,655

(1)

The Registrant previously registered the offer and sale of certain securities, including its common stock, having a proposed maximum aggregate offering price of $250,000,000 pursuant to a Registration Statement on Form S-3 (File No. 333-286531), which was filed on April 14, 2025 and declared effective by the SEC on May 7, 2025 (the “Prior Registration Statement”). As of the date hereof, a balance of $250,000,000 of such securities remains unsold under the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and General Instruction IV(A) of Form S-3, the Registrant is hereby registering the offer and sale of an additional $50,000,000 of securities. The additional amount of securities that is being registered for offer and sale represents no more than 20% of the maximum offering price of the remaining securities available to be sold under the Prior Registration Statement. Pursuant to Rule 416 under the Securities Act, this registration statement also covers such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional securities that become issuable by reason of any share splits, share dividends or similar transactions. No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.